UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2007

Neuro-Hitech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33426	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 1503, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-1215
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2007, Neuro-Hitech, Inc., a Delaware corporation (“NHI”), entered into an agreement to sell in a private offering, to certain individual investors and private equity firms and their affiliates, 1,250,000 shares of its common stock and warrants to purchase 625,000 shares of its common stock for $5.0 million (the “Offering”). The exercise price of the warrants will be $7.00 per share unless the warrants are exercised prior to the later of (i) April 30, 2008 or (ii) thirty days after a registration statement registering the shares of common stock underlying the warrants is declared effective by the Securities and Exchange Commission, in which case the exercise price will be $5.00 per share. The closing of the Offering is subject to customary closing conditions. The warrants issued in the Offering will provide customary anti-dilution protection including for subsequent sales of securities by NHI at a price below the exercise price of the warrants.

NHI will agree to file a registration statement under the Securities Act of 1933 within 30 days after the closing of the Offering, registering for resale the NHI common stock issued in the Offering and issuable upon the exercise of the warrants issued in the Offering pursuant to a registration rights agreement to be entered into concurrently with the closing of the Offering.

The Offering is expected to be completed in December 2007.

Item 3.02. Unregistered Sales of Equity Securities.

The securities to be issued in the Offering are expected to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder.

Concurrently with the closing of the Offering, the Company will also issue 302,730 shares of its common stock to existing investors pursuant to certain anti-dilution protections provided to such investors in a prior private offering.

Item 1.01 of this Form 8-K, which contains a description of the Offering, is incorporated into this Item 3.02 by reference.

Safe Harbor Statement

This Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing for the closing of the Offering. These statements are based on the current expectations or beliefs of our management, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to (1) changes in economic, business, competitive, technological and/or regulatory factors, (2) failure of the closing conditions in the Offering to be satisfied and (3) other factors affecting the operation of our businesses. These and other risks are detailed from time to time in our periodic reports that are filed with the Securities and Exchange Commission, including our annual report on Form 10-KSB for the year ended December 31, 2006. We are under no obligation to, and expressly disclaim any such obligation to, update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated November 29, 2007 issued by Neuro-Hitech, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH, INC.

Date: November 29, 2007	By:	/s/ David Barrett
David Barrett
Chief Financial Officer